                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant   [X]

Filed by a Party other than the Registrant    [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement             [  ]  Confidential, For Use of the
                                                    Commission Only (as
                                                    permitted by
                                                    Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                TOWER AIR, INC.
         ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


         ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:
        (2)  Form, Schedule or Registration Statement no.:
        (3)  Filing Party:
        (4)  Date Filed:

                                TOWER AIR, INC.
                                 Hangar No. 17
                           JFK International Airport
                            Jamaica, New York 11430


                             ____________________

                   Notice of Annual Meeting of Stockholders

                             ____________________


          Notice is hereby given that the Annual Meeting of Stockholders of Tower Air, Inc. (the "Company") will be held at the Tower Air Terminal, JFK International Airport, Jamaica, New York 11430, on Wednesday, May 26, 1999 at 11:00 a.m., for the following purposes:

          1. To elect a Board of Directors of six directors to serve for the ensuing year and until their successors are elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 1999.

          3. To approve an amendment to the Company's 1993 Long-Term Incentive Plan.

          4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

          Holders of record of the Common Stock of the Company at the close of business on April 30, 1999 will be entitled to vote at the meeting or any adjournment thereof with respect to all proposals.

          Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

          Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.


                                           By Order of the Board of Directors


                                                       LOGO


                                              STEPHEN L. GELBAND
                                                  Secretary


Jamaica, New York
Dated:  May 12, 1999

                                TOWER AIR, INC.
                                 Hangar No. 17
                           JFK International Airport
                            Jamaica, New York 11430

                                _______________

                                Proxy Statement

                                _______________

          This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Tower Air, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held on Wednesday, May 26, 1999, at 11:00 a.m., at the Tower Air Terminal, JFK International Airport, Jamaica, New York 11430 and any adjournment or postponement thereof. This proxy statement and the accompanying proxy card are first being mailed by the Company on or about May 12, 1999 to the Company's stockholders. The cost of the solicitation of proxies will be borne by the Company.

          Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy in the accompanying postage-paid and addressed envelope. Each proxy executed and returned by a stockholder may be revoked at any time thereafter, except as to any matter or matters upon which, prior to such revocation, a vote will have been cast pursuant to the authority conferred by such proxy. If you attend the meeting you may, if you wish, vote in person, thereby cancelling any proxy previously given. Alternatively, you may revoke your proxy by notifying the Secretary of the Company in writing prior to the Annual Meeting or by signing a later-dated proxy.

          Only holders of record of the common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on April 30, 1999 (the "Record Date") will be entitled to vote with respect to the proposals set forth on the attached Notice of Annual Meeting. On March 31, 1999, the Company had 15,365,424 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. The presence in person or by proxy of the holders of a majority in interest of the Common Stock shall constitute a quorum for matters to be voted on by the Common Stock. The affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote at the meeting, is required for approval of all matters.

          The mailing address of the Company is Hangar No. 17, JFK International Airport, Jamaica, New York 11430.

          All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, in voting by proxy, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as independent auditors, stockholders may vote in favor of the proposal, against the proposal or they may abstain from voting. With respect to the approval of the amendment to the Company's 1993 Long-Term Incentive Plan, stockholders may vote in favor of the proposal, against the proposal or they may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to ratify the appointment of Ernst & Young as independent auditors and FOR the proposed amendment to the Company's 1993 Long-Term Incentive Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If an executed proxy is returned by a broker holding shares of Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for the purpose of determining whether a quorum is present, but not for the purpose of calculating the vote with respect to such matter.

          The Annual Report to stockholders of the Company for the fiscal year ended December 31, 1998, including financial statements as of December 31, 1998 and for the year then ended, is being mailed herewith to each stockholder of record. The Company has agreed to provide without charge to stockholders, upon their written request, copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission. Requests should be sent to: Tower Air, Inc., Hangar No. 17, John F. Kennedy International Airport, Jamaica, New York 11430, Attention: Badar Mir, Vice President - Financial Accounting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of March 31, 1999 (except with respect to footnote 3) certain information with regard to the ownership of the Company's outstanding Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table below and
(iv) all of the Company's current directors and executive officers as a group. Except as otherwise stated in the footnotes to the following table, beneficial ownership of shares means that the beneficial owner thereof has sole voting and investment power with respect to such shares. The Company had 15,365,424 shares of Common Stock outstanding as of March 31, 1999.

                                                                      Shares of Common Stock
                                                                        Beneficially Owned
                                                                      ----------------------
                Name of                                                       Percent
           Beneficial Owner (1)                               Number         of Class (*)
           --------------------                               ------         ------------

Nachtomi Family Limited Partnership..................    11,733,006(2)(5)        76.4
    Hangar 17, JFK International Airport
    Jamaica, NY 11430
Dimensional Fund Advisors Inc........................       897,000(3)            5.8
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401
Morris K. Nachtomi...................................    11,857,527(2)(4)        77.2
Terry V. Hallcom.....................................       203,000(5)(6)         1.3
Guy A. Nachtomi......................................       300,000(2)(5)         1.9
Henry P. Baer........................................        35,000(7)(8)           *
Stephen L. Gelband...................................        27,500(7)(8)           *
Stephen A. Osborn....................................        25,000(7)              *
Leo-Arthur Kelmenson.................................         3,333                 *
Vincent J. Vitale....................................        16,666                 *
Eli J. Segal.........................................         -  (9)                *
Nathan Nelson........................................             -                 *

All executive officers and directors of the Company
as a group (15 persons)..............................    12,556,608              78.5

----------------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. As to each stockholder, the percentage ownership is calculated by dividing (i) the sum of the number of shares of the Company's Common Stock owned by such stockholder plus the number of shares of the Company's Common Stock that such stockholder would receive upon the exercise of options and warrants exercisable within 60 days by
     (ii) the sum of the total number of outstanding shares of the Company's Common Stock plus the total number of such stockholder's options and warrants exercisable within 60 days.

(2) 11,733,006 shares of Common Stock are owned of record by the Nachtomi Family Limited Partnership, of which Mr. Morris K. Nachtomi, the President, Chief Executive Officer and Chairman of the Company, is the managing general partner, and of which Mr. Guy A. Nachtomi, the former Vice
     President   -- Office of the Chairman of the Company, is a limited partner.

(3) As of February 11, 1999, Dimensional Fund Advisors Inc. ("DFA") held 897,000 shares of the Company's Common Stock in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of investment vehicles for qualified employee benefit plans of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust. DFA disclaims beneficial ownership of all such shares.

(4)  Amount includes 124,521 shares of Common Stock directly owned.

(5) Amounts include warrants, exercisable within 60 days, to purchase shares of Common Stock issued in connection with the loan to the Company by Funding Enterprises LLC as follows: 300,000 shares for Mr. Guy Nachtomi and 200,000 shares for Mr. Hallcom (a former executive officer of the Company). See "Certain Transactions."

(6) Pursuant to an employment agreement dated January 6, 1998, Mr. Hallcom, a former executive officer of the Company, was granted options to purchase 200,000 shares of Common Stock. Mr. Hallcom's employment agreement also provided that he was to be granted options to purchase an additional 600,000 shares subject to certain conditions. Mr. Hallcom's options and his prospective right to additional options expired when his employment terminated on July 10, 1998. The circumstances surrounding the termination of Mr. Hallcom's employment and his right to such options are currently the subject of an arbitration proceeding.

(7) Amounts include currently exercisable options, as well as options exercisable within 60 days of the date hereof, to purchase a total of 25,000 shares of Common Stock granted to each of Messrs. Gelband, Osborn and Baer pursuant to the Plan.

(8) Messrs. Gelband and Baer own 2,500 and 10,000 shares of the Company's Common Stock, respectively, jointly with their respective spouses.

(9) Mr. Segal was granted 10,000 options to purchase shares of Common Stock. None of these options are exercisable within 60 days.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

I.   ELECTION OF DIRECTORS

General

          Six directors are to be elected at the Annual Meeting. It is the intention of the persons named in the accompanying proxy to vote each proxy executed and returned by a stockholder FOR the election of each of the persons listed below as a director of the Company unless authority to do so is withheld on such proxy. All directors will serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

          Should any candidate for director become unavailable for any reason, such proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. All the nominees are currently directors of the Company. The nominees for director listed below have consented to serve if elected and the Company has no reason to believe that any of them will be unable to serve.


         Name                     Age      Director Since
     ------------------           ---      --------------
     Morris K. Nachtomi.......     62           1982

     Stephen L. Gelband.......     68           1985

     Stephen A. Osborn........     49           1993

     Henry P. Baer............     63           1993

     Leo-Arthur Kelmenson.....     72           1997

     Eli J. Segal.............     56           1998

Information About Nominees

          Information concerning the names, principal occupations and certain other matters regarding the six nominees for seats on the Board of Directors is set forth as follows:

          Mr. Nachtomi has been Chief Executive Officer and Chairman of the Board of Directors since 1989, a director since 1982, President of the Company from 1986 until January 1998 and since July 1998 until the present. After a thirty year career at El Al Israel Airlines, Mr. Nachtomi became Executive Vice President of Tower Travel Corporation, and helped establish M.Z.M. Aviation Inc. and Metro International Airways, G.S.A. Mr. Nachtomi served as President of M.Z.M. Aviation Inc. and Metro International Airways, G.S.A. before he co-founded the Company in 1982.

          Mr. Gelband has been a director of the Company since 1985, Secretary since 1988, and General Counsel since 1988. Mr. Gelband is a founder and director of the Washington Airports Task Force, a coalition of local and state governments and private businesses promoting service to Reagan Washington National Airport and Dulles International Airport. He is also a founder and director of the

Air and Space Heritage Council which promotes the expansion of the National Air and Space Museum at Washington Dulles International Airport. Mr. Gelband served as Trial Attorney at the Civil Aeronautics Board from 1957 to 1960, and has been in private practice of law since 1960. Mr. Gelband is a Vice President in the law firm of Hewes, Gelband, Lambert & Dann, P.C., Washington, D.C., and provides legal services to the Company, principally in the areas of corporate and federal aviation law. Mr. Gelband holds degrees from Yale College and Harvard Law School.

          Mr. Osborn has been a director of the Company from September 1988 until December 1992, and from May 1993 until the present. Mr. Osborn is a Managing Director in the Private Securities Division of CIGNA Investments, Inc., the investment management affiliate of CIGNA Corporation, a position he has held for more than five years. Prior to 1990, Mr. Osborn managed the investment activities of CIGNA Venture Capital, Inc. He holds a B.A. degree from Trinity College and an M.B.A. degree from the Johnson School of Management at Cornell University.

          Mr. Baer has been a director of the Company since January 1993. Since 1990, Mr. Baer has been of counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. From January 1978 through June 1990, Mr. Baer was a partner in Skadden, Arps, Slate, Meagher & Flom, where he headed the firm's labor and employment law practice between 1982 and 1990. Mr. Baer is also a director of Hampton Jitney, Inc. He holds a B.A. degree from Brown University and a J.D. degree from Harvard Law School.

          Mr. Kelmenson has been a director of the Company since 1997. Mr. Kelmenson is currently the Chairman of the Board of Directors of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"). Since 1968, he has served as an executive officer of Kenyon & Eckhardt, the predecessor firm of BJK&E, first as the Chief Executive Officer, and later as the President, Chairman and Chief Executive Officer. He is a graduate of Columbia University, the Career Diplomat School of the University of Geneva (Switzerland) and the University of Mexico.

          Mr. Segal has been a director of the Company since May 1998. He served as Assistant to the President of the United States from January 1993 to February 1996 and was responsible for the design and enactment of the legislation which created AmeriCorps, President Clinton's national service initiative. In October 1993, Mr. Segal was confirmed by the United States Senate to be the first Chief Executive Officer of the Corporation for National Service. Mr. Segal served in that position until October 1995. Mr. Segal now serves as President and Chief Executive Officer of the Welfare to Work Partnership. He is on the Board of Directors of Home Shopping Network, Citizens Financial Group, the Corporation for National Service and the National Alliance to End Homelessness and the Board of Overseers of the Heller School of Brandeis University. In 1992, Mr. Segal was the Chief of Staff of the Clinton-Gore campaign and the Chief Financial Officer during the Presidential transition period. In 1996, he served as Chairman of Business Leaders for Clinton-Gore. Prior to the 1992 campaign, Mr. Segal served as President of several consumer product companies including American Publishing Corporation, Vogart Crafts Corporation and Bits & Pieces, Inc. Most recently, he was the publisher of GAMES Magazine. Mr. Segal has served on several non-profit boards, taught courses in government and law in the United States and abroad and been active in many political campaigns. Mr. Segal received his Bachelor's degree from Brandeis University in 1964 and a J.D. from the University of Michigan Law School in 1967.

Board of Directors Committees and Meetings

          The Board of Directors has designated from among its members an Audit Committee which consists of Messrs. Kelmenson and Osborn. During the fiscal year ended December 31, 1998, the Audit Committee met twice. The Audit Committee has the duty and authority to oversee the auditing and accounting functions and procedures of the Company, and to report and make recommendations to the Board of Directors with respect to such matters. The Board of Directors has also designated from among its members a Compensation Committee, which consists of Messrs. Kelmenson and Osborn. The primary responsibility of the Compensation Committee is to administer the Company's 1993 Long-Term Incentive Plan (as described below). The Compensation Committee met once during the fiscal year ended December 31, 1998 as part of a regular Board of Directors meeting, a significant portion of which was devoted to employment compensation issues.

          During the fiscal year ended December 31, 1998, there were seven meetings of the Board of Directors. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors. Both members of the Audit Committee attended the meetings of the Audit Committee.

Compensation of Directors

          Messrs. Osborn, Kelmenson, Baer and Segal each receive a fee of $5,000 per meeting for serving as directors on the Board of Directors. Mr. Osborn receives no additional compensation for serving as chairman of the Audit Committee and the Compensation Committee. Mr. Nachtomi, who is Chief Executive Officer of the Company, and Mr. Gelband, who is Secretary and General Counsel of the Company, receive no additional compensation for serving on the Board of Directors. See "Certain Transactions." Pursuant to the Company's 1993 Long-Term Incentive Plan, as amended (the "Plan"), (i) each individual who is elected to the Board of Directors for the first time will receive, upon such election, options to acquire 10,000 shares of Common Stock and (ii) on the date of each of the next ten annual meetings of the Company's stockholders after such election, each continuing director will receive an additional grant of options to acquire 5,000 shares of Common Stock. Thus, pursuant to the Plan, each of Messrs. Gelband, Osborn and Baer (i) were granted an option to acquire 10,000 shares of Common Stock in November or December 1993 and (ii) were granted an option to acquire 5,000 shares of Common Stock on the dates of each of the last five annual meetings of the Company's stockholders held on June 21, 1994, May 23, 1995, May 14, 1996, May 20, 1997 and May 19, 1998. Mr. Kelmenson (i) was
granted an option to acquire 10,000 shares of Common Stock on the date of the annual meeting of the Company's stockholders held on May 20, 1997 and (ii) was granted an option to acquire 5,000 shares of Common Stock on the date of the last annual meeting of the Company's stockholders held on May 19, 1998. Mr. Segal was granted an option to acquire 10,000 shares of Common Stock on the date of the last annual meeting of the Company's stockholders held on May 19, 1998.

                              EXECUTIVE OFFICERS

          On the Record Date, the following individuals served as officers and key employees of the Company:

Name                                   Age      Position
----                                   ---      --------
Morris K. Nachtomi...................   62      President, Chief Executive Officer and
                                                Chairman of the Board of Directors

Stephen L. Gelband...................   68      Secretary

Vincent J. Vitale....................   60      Vice President -- Customer Relations

William J. Cain......................   42      Senior Vice-President -- Maintenance
                                                & Engineering

Philip R. Brookmeyer.................   44      Vice President -- Legal & Deputy General Counsel

Badar Mir............................   40      Vice President -- Financial Accounting

Nathan Nelson (1)....................   50      Chief Financial Officer & Treasurer

David Lithgow........................   58      Vice President -- Flight Operations

Linda M. Zink........................   34      Vice President -- Ground Operations &
                                                Scheduling

(1) Mr. Nelson and the Company reached a mutual understanding regarding the winding down of his employment with the Company in order to enable him to pursue other business opportunities. Mr. Nelson will leave the Company effective May 31, 1999.

          Information concerning the principal occupations and certain other matters regarding the executive officers and key employees of the Company (other than Messrs. Morris K. Nachtomi and Stephen L. Gelband, about whom information is set forth above) is set forth as follows:

          Mr. Vitale has been Vice President -- Maintenance from February 1997 until December 1998 and Vice President -- Customer Relations since January 1999 until the present. From 1968 to 1991, Mr. Vitale held positions of increasing responsibility in aircraft and engine maintenance at PanAm. His last position was System Director of station maintenance. Mr. Vitale was Vice President of Maintenance for PanAm Express until 1992, Vice President of Customer Support for Jetstream Aircraft from 1992 to 1995 and Vice President of Maintenance for Airtran Airways from 1995 to 1996. Mr. Vitale holds an FAA Airframe and Powerplant License. Mr. Vitale attended the State University of New York, Farmingdale and majored in Business Administration and also graduated from the Manhattan High School of Aviation Trades.

          Mr. Cain rejoined the Company in November 1998 as Senior Vice President -- Maintenance & Engineering. From 1985 until May 1993, Mr. Cain held a number of positions with the Company, including Maintenance Manager and Director of Maintenance. From May 1993 to January 1996, Mr. Cain held the position of Vice President -- Maintenance & Engineering. From April 1996 to November 1998, Mr. Cain was Vice President Technical for the Pacific Region of Atlas Air with responsibility for all technical activity and the development of customer relationships. Mr. Cain was honorably discharged from the U.S. Navy in 1979.

          Mr. Brookmeyer has been Vice President -- Legal & Deputy General Counsel since July 1998. From 1983 to 1998 he held positions of increasing legal responsibility with UST Inc. (a Fortune 500 company), including most recently as Assistant General Counsel & Assistant Secretary. Mr. Brookmeyer simultaneously served as Senior Vice President -- Business Affairs for Cabin Fever Entertainment Inc., a UST subsidiary. He holds a B.A. degree from the State University of New York at Albany and a J.D. from St. John's University School of Law.

          Mr. Mir has been Vice President -- Financial Accounting since January 1999. Mr. Mir joined the Company in February 1989 and has held various positions of increasing responsibilities within the finance and accounting areas including, Manager of Accounting and Corporate Controller, the position held just prior to his recent appointment as Vice President -- Financial Accounting. He holds a B.S. degree in Accounting and a M.A. degree in Accounting/Economics from The City University of New York schools system.

          Mr. Nelson has been Chief Financial Officer & Treasurer since May 1998. As of March 1, 1999, Mr. Nelson and the Company reached a mutual understanding regarding the winding down of his employment with the Company in order to enable him to pursue other business opportunities. Mr. Nelson will leave the Company effective May 31, 1999. From 1993 until he joined the Company, Mr. Nelson was Chief Financial Officer of Amana Tool Corporation. From 1992 to 1993, he was Chief Financial Officer of American Dream Airlines and from 1989 to 1992, he was Treasurer of Trump Shuttle, Inc. and USAir Shuttle, Inc. Mr. Nelson holds a B.A. in Mathematics from Yeshiva University, an M.S. in Operations Research from New York University and an M.B.A. in Finance from St. John's University.

          Captain David Lithgow has been Vice President -- Flight Operations since March, 1999. After joining the Company in November 1986, he flew the line as a Captain and check airman before serving as the Chief of Flight Standards and Director of Flight Operations from January 1996 to January 1997 and from January 1997 to March 1999 respectively. Captain Lithgow's aviation career began with entry into U.S.A.F. pilot training in 1964. His uninterrupted civil aviation career began after leaving U.S.A.F. active duty in 1970. He has been qualified as a B-747 captain since 1984 and as a FAA designated check airman since 1990. Approximately 6,000 of his 18,000 hours of flight experience have been acquired flying the B-747. He is a graduate of Columbia University and has attended the University of Massachusetts School of Management as a post graduate student.

          Ms. Linda M. Zink has been Vice President -- Ground Operations & Scheduling since March 1999. From 1989 to 1999, Ms. Zink held positions of increasing responsibility in Crew and Aircraft Scheduling and Charter Sales of the Company. Her last position was Senior Director Scheduling. Ms. Zink attended the State University of New York, Old Westbury.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth all compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during the 1998 fiscal year for services rendered in all capacities to the Company for the years indicated (collectively, the "Named Executive Officers").

                                                                      Securities
                                                                      Underlying
Name and Principal Position    December 31,   Salary($)   Bonus ($)   Options(#)
------------------------------  ------------  ---------  ----------  ------------
Morris K. Nachtomi (1)........     1998       1,000,000           0            0
 Chief Executive                   1997       1,000,000           0            0
 Officer and Chairman              1996       1,000,000           0            0

Guy A. Nachtomi (2)...........     1998         117,174     100,000            0
 Vice President --                 1997         160,000           0        2,112
 Office of the Chairman            1996         133,333           0          752

Terry V. Hallcom (3)..........     1998         176,570           0            0
 President and                     1997               -           -            -
 Executive Vice President --       1996               -           -            -
 Operations

Vincent J. Vitale.............     1998         156,667           0       20,000
 Vice President --                 1997         124,256           0       25,000
 Customer Relations                1996               -           -            -

Nathan Nelson (4)                  1998         112,740           0            0
 Chief Financial                   1997               -           -            -
 Officer & Treasurer               1996               -           -            -

------------------------
(1) Mr. Nachtomi and the Company entered into an employment agreement in October 1993, pursuant to which he serves as President and Chief Executive Officer of the Company at an annual salary of $1,000,000.

(2)  Mr. Guy Nachtomi's employment with the Company terminated on August 14,
     1998.

(3)  Mr. Hallcom's employment with the Company terminated on July 10, 1998.

(4) Mr. Nelson and the Company reached a mutual understanding regarding the winding down of his employment with the Company in order to enable him to pursue other business opportunities. Mr. Nelson will leave the Company effective May 31, 1999.

Option/SAR Grants

     During the year ended December 31, 1998, options to purchase the Company's Common Stock were granted to the Named Executive Officers and no stock appreciation rights ("SARs") were granted to the Named Executive Officers.

                                                                                                Potential
                                                                                                Realizable
                                                                                                 Value at
                                                                                           Assumed Annual Rates
                                                                                                of Stock Price
                             Individual Grants(1)                                            Appreciation for
                                                                                               Option Term
-----------------------------------------------------------------------------             ---------------------

                           Percentage
              Number of    of Total
              Securities   Options/
              Underlying   SARs
              Options      Granted to     Exercise or
              Granted      Employees in   Base Price   Expiration
Name          (#)          Fiscal Year    ($/SH)       Date                                 5% ($)      10% ($)
----          -------      -----------    ----------   ----------                           ------      -------
Vincent J.    20,000            5.3%       3.6875       7/8/2008                          $46,380.97    $117,600
 Vitale

----------
(1) Options were granted under the Company's 1993 Long-Term Incentive Plan. Options to purchase 200,000 shares of Common Stock were granted to Mr. Hallcom in 1998. Mr. Hallcom's options expired when his employment terminated on July 10, 1998. See "Security Ownership of Certain Beneficial Owners and Management" Footnote 6.

Employment Agreements

          Mr. Nachtomi is employed by the Company under an agreement which provides for compensation of $1,000,000 per year. Mr. Nachtomi is eligible to participate in the Superior Performance Award portion of the Company's Bonus Plan (as defined herein), pursuant to which he may earn, in addition to the bonus described below (see "Report of Board of Directors Compensation Committee as to Executive Compensation -- Executive Compensation"), an additional bonus based upon the Company's performance with respect to a performance indicator selected by the Compensation Committee relative to the performance of a peer group of companies selected by the Committee. Such additional bonus for any year may range from zero to 200% of the award earned under the Bonus Plan for such year. The agreement has an initial term of five years, which commenced in October 1993, and the Company and Mr. Nachtomi have agreed that the term of the contract will be automatically extended for additional terms of one year unless, not less than 90 days prior to such anniversary date, either party notifies the other that the extension will not take place. In addition, if a Change of Control (as defined in the agreement) occurs during the five year term of the agreement, such term shall automatically be extended to include the five year period commencing on the date on which the Change in Control occurs. The agreement provides that (i) if, prior to a Change of Control, the Company terminates Mr. Nachtomi's employment in breach of the agreement or if Mr. Nachtomi terminates his employment for Good Reason (as defined in the agreement), then the Company will pay him his base salary through the Date of Termination and the product of (A) the sum of (1) Mr. Nachtomi's annual base salary in effect upon the Date of Termination and (2) the average of the annual bonuses, if any, actually paid to Mr. Nachtomi with respect to the two years of his term immediately preceding the year of the term in which the Date of Termination occurs and (B) the number of years (including partial years) remaining in the term and (ii) if, subsequent to a Change in Control, the Company terminates Mr. Nachtomi's employment in breach of the agreement or if Mr. Nachtomi terminates his employment for Good Reason, then the Company will pay his base salary through the Date of Termination and an amount equal to the product of (A) 2.99 and (B) his Base Amount (as defined in Section 280(b)(3) of the Internal Revenue Code of 1986, as amended). In addition, Mr. Nachtomi is eligible to participate fully in all of the Company's health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements.

          The Company has also entered into an employment agreement with Mr. Nelson, with an initial term of two years, effective as of May 11, 1998. The agreement provides that the term may be extended by mutual agreement if approved by the Company. The agreement provides that Mr. Nelson shall serve during the term of the agreement as Chief Financial Officer and Treasurer of the Company. Mr. Nelson's salary will be at an annual rate of $175,000. The agreement provides for the grant of 10,000 options to purchase shares of Common Stock of the Company, in two installments of 5,000 each to occur on his six month and one year anniversaries of employment with the Company, subject to approval by the Board of Directors and the stockholders of the Company. The agreement also provides that if Mr. Nelson's employment is terminated by the Company other than for "cause" (as such term is defined in the agreement), Mr. Nelson will be entitled to six month's salary as severance pay. Mr. Nelson and the Company reached a mutual understanding regarding the winding down of his employment with the Company in order to enable him to pursue other business opportunities. Mr. Nelson will leave the Company effective May 31, 1999.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee was formed in December 1993. The members of the Compensation Committee of the Board of Directors are Messrs. Kelmenson and Osborn. Neither of these individuals has been at any time an officer or employee of the Company.

              REPORT OF BOARD OF DIRECTORS COMPENSATION COMMITTEE
                         AS TO EXECUTIVE COMPENSATION

          The Compensation Committee was formed in December 1993, following the Company's initial public offering of its Common Stock in November 1993. Prior to the formation of the Compensation Committee, decisions regarding executive compensation were made by the Board of Directors. The primary responsibility of the Compensation Committee is to administer the Plan.

          Executive Compensation.   Beginning in April 1993, the Board of
          -----------------------
Directors of the Company, in conjunction with an independent compensation consultant, conducted a review of the Company's executive compensation program in order to attract and retain the highest quality executives, and to motivate such executives to achieve the Company's strategic objectives. The result of the review was the establishment of a comprehensive executive compensation program consisting of base salary, annual incentive bonuses and long-term incentive compensation components.

          Base salary guidelines are assigned to executive positions based on job responsibilities and salary practices for comparable positions within the airline industry and within companies of comparable size. The Executive Annual Incentive Plan (the "Bonus Plan") provides for the payment of annual bonuses to selected key employees of the Company. Each Bonus Plan participant is assigned a "target award" each year ranging from 15% of salary to 60% of salary, based upon the participant's position with the Company. Based upon (i) the Company's actual performance as compared to targets established annually by the Compensation Committee with respect to performance measures selected by the Committee and
(ii) in the case of certain participants, the extent to which individual performance objectives are achieved, participants in the Bonus Plan may earn incentive awards ranging from 90% of the "target award" to 200% of the "target award." No bonuses were awarded pursuant to the Bonus Plan with respect to fiscal 1998.

          In addition, the Plan links executive compensation to the Company's performance over a multi-year performance period and provides incentives for employee retention. Pursuant to the Plan, employees of the Company are eligible to receive awards of stock options, SARs, restricted stock and other long-term incentive awards.

          The Compensation Committee intends to refine the Company's compensation policies to enhance the profitability of the Company and to maximize stockholder value by closely aligning the financial interests of the Company's executive officers with those of its stockholders. In this regard, the Compensation Committee, in recommending and approving compensation levels and performance targets, will review the executive compensation programs maintained by other public companies that are similarly situated with the Company.

          Chief Executive Officer Compensation.   Mr. Nachtomi's 1998
          -------------------------------------
compensation and the terms of his employment contract were determined in 1993 (prior to the formation of the Compensation Committee), and were based upon his unique role in achieving increased operating results for the Company and establishing the Company as a publicly traded corporation, as well as his substantial work in positioning the Company for sustainable future growth.

          Historically, Mr. Nachtomi has been eligible to receive bonus compensation at the discretion of the Board of Directors in recognition of the Company's performance. Mr. Nachtomi was not awarded any bonus compensation in 1998.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts corporate deductions for individual executive compensation in excess of $1,000,000 per year. Although the Company did not modify its compensation policies in 1998, the Compensation Committee intends to periodically review the Company's compensation policies. If necessary or desirable, and to the extent consistent with the Company's other compensation objectives, the Committee will propose appropriate modifications to the Company's executive compensation plans and policies in order to implement the Company's executive compensation program in a manner that will avoid or minimize any disallowance of the tax deductions under Section 162(m).

          By:   Compensation Committee of the Board of Directors:

          Leo-Arthur Kelmenson       Stephen A. Osborn

                             CERTAIN TRANSACTIONS


        In February and March 1998, pursuant to a note (the "12% Note"), the Company borrowed $6.0 million from Funding Enterprises, LLC, a limited liability company in which the Chairman and the former President of the Company and Althea Limited Partnership and VBG Capital Inc., parties unrelated to the Company, its directors and officers, were members. The 12% Note was payable on July 1, 1998. On July 1, 1998, the Company discharged its obligations under the 12% Note by issuing a new note (the "Nachtomi Note") due August 7, 1998 to the Company's Chairman in the principal amount of $3.0 million and repaying the balance of the 12% Note in cash. The Nachtomi Note originally bore interest at an annual rate of 12.0% per annum, increasing to 15.0% per annum after August 7, 1998. The Nachtomi Note was amended so that it bears interest at an annual rate of 12.0% after August 7, 1998 and matures on April 30, 1999. On April 15, 1999, the Nachtomi Note was amended so that it matures on January 1, 2000. In connection with the 12% Note, warrants for the purchase of an aggregate of 1,200,000 share of Common Stock with an exercise price of $5.00 were issued to the Chairman and the former President of the Company (who received warrants to purchase 600,000 shares and 200,000 shares, respectively, of Common Stock) and to Althea Limited Partnership and VBG Capital, Inc. In March 1998, the Chairman of the Company assigned the warrants to purchase 600,000 shares of Common Stock half to his son, Guy Nachtomi, a former officer of the Company, and half to his daughter. The warrants expire in February 2008.

        Hewes, Gelband, Lambert & Dann, P.C., a law firm of which Stephen L. Gelband (the Secretary, General Counsel and a director of the Company) is a Vice President, was paid a total of $617,594.54 in fees and expenses for services rendered to the Company for the year ended December 31, 1998.

        Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Henry P. Baer (a director of the Company) is of counsel, performs certain legal services for the Company.




                               PERFORMANCE GRAPH

        The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with those of the stated indices between December 31, 1993 and December 31, 1998.

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                     COMPANY, PEER GROUP AND BROAD MARKET

                                               --------------------FISCAL YEAR ENDING-------------------
COMPANY/INDEX MARKET              1993           1994             1995            1996            1997            1998

Tower Air Inc                   100.00          56.15            48.38           19.69           30.68           15.80
S&P Group Index                 100.00          69.78           101.90          111.71          188.02          181.90
NASDAQ Market Index-U.S.        100.00          97.75           138.26          170.01          208.58          293.21

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish copies of all Section 16(a) forms they file to the Company. The specific due dates for these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure to file by the established dates.

        Based solely on its review of the copies of such forms which it has received, the Company believes that during fiscal 1998, the following required
Section 16(a) filings by officers, directors and greater than ten percent beneficial owners were late: each of Mr. Mir, the Company's Vice President -- Financial Accounting, Mr. Lithgow, the Company's Vice President -- Flight Operations, Ms. Zink, the Company's Vice President -- Ground Operations & Scheduling and Mr. Segal, a director of the Company filed a late Form 3 to indicate that he or she had received options to purchase Common Stock of the Company; Mr. Cain, the Company's Senior Vice President -- Maintenance & Engineering filed a late Form 3 to indicate that he had purchased Common Stock of the Company and that he had received options to purchase Common Stock of the Company; Mr. Brookmeyer, the Company's Vice President -- Legal & Deputy General Counsel filed a late Form 3 to indicate that he had purchased Common Stock of the Company; Mr. Morris Nachtomi, the Company's President, Chief Executive Officer and Chairman of the Board filed late Forms 4 and 5 to indicate that he had purchased Common Stock of the Company and that he had assigned warrants to purchase Common Stock of the Company; Mr. Nelson, the Company's Chief Financial Officer & Treasurer filed a late Form 3 to indicate that he had become a reporting person; each of Mr. Osborn, Mr. Baer and Mr. Kelmenson, each a director of the Company filed a late Form 5 to indicate that he had received options to purchase Common Stock of the Company; Mr. Gelband, a director of the Company and the Company's Secretary filed a late Form 5 to indicate that he had received options to purchase Common Stock of the Company; Mr. Vitale, the Company's Vice President -- Customer Relations filed a late Form 5 to indicate that he had received options to purchase Common Stock of the Company; and Mr. Guy Nachtomi, the former Vice President -- Office of the Chairman of the Company filed a late Form 5 to indicate that he had received options and warrants to purchase Common Stock of the Company.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees named above.

II.  SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young as independent auditors for the Company for the current fiscal year. The stockholders are requested to signify their approval or disapproval of the selection.

          Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

          As auditors of the Company, Ernst & Young provides professional services in connection with its audit function that include the examination of the Company's financial statements, the review of the Company's filings with the Securities and Exchange Commission, and consultation with respect to accounting and financial reporting matters.

          The Board of Directors recommends that the stockholders vote FOR the selection of Ernst & Young as independent auditors.


III. PROPOSED AMENDMENT TO THE COMPANY'S 1993 LONG-TERM INCENTIVE PLAN

          Pursuant to the Company's 1993 Long-Term Incentive Plan, as amended (the "Plan"), officers and directors of the Company are eligible to receive awards of stock options, stock appreciation rights, restricted stock and other long term incentive awards. Options granted under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the IRC, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") may be granted separately or in tandem with an option. SARs granted in tandem with an option may be granted simultaneously with the grant of the option or (in the case of NQSOs), at any time during its term. Restricted stock and other long term incentive awards may be granted in addition to or in lieu of any other award granted under the Plan.

          The Company has authorized 2,200,000 shares of Common Stock for issuance of awards under the Plan (subject to antidilution and similar adjustments). The Plan provides that no individual shall receive more than an aggregate of 30% of the shares authorized for grant under the Plan over the term of the Plan, and contains limitations with respect to the number of ISOs granted which are exercisable for the first time in any one calendar year. The closing price of the Company's Common Stock as of May 5, 1999 was $2.4688.

          The Plan is administered by the Compensation Committee appointed by the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee determines the type of award, when and to whom awards are granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable, if any, with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable.

          An option may be granted on such terms and conditions as the Compensation Committee may approve, and may be exercised, for a period of up to 10 years and one day from the date of grant (five years in the case of an ISO granted to an individual who owns at least 10% of the voting power of the Company's outstanding voting securities ("10% Stockholder")). Options will be granted with an exercise price not less than the "Fair Market Value" (as defined in the Plan) on the date of grant (110% of the value on the date of grant in the case of an ISO granted to a 10% Stockholder). In the case of ISOs, the aggregate Fair Market Value of option shares which can become exercisable for the first time during any one calendar year shall not exceed $100,000, and certain additional limitations will apply to ISOs granted to any 10% Stockholder. The Compensation Committee may provide for the payment of the option price in cash, by delivery of other unrestricted Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" or "Potential Change of Control" (each as defined in the Plan).

          The Plan also permits the Compensation Committee to grant SARs with respect to all or any portion of the shares of Common Stock covered by options or unrelated to such options. Generally, SARs may be exercised only at such time as the related option is exercisable. SARs unrelated to any option may be exercised at such time as the Compensation Committee shall provide.

          Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (1) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (2) the exercise price per share of the SAR.

          In the event of a Change in Control or Potential Change of Control, each SAR outstanding for at least six months is automatically exercised and the grantee receives, in respect thereof, an amount in cash equal to the excess, if any, of (1) the "Change in Control Price" (as defined in the Plan) over (2) the exercise price of the SAR.

          When an SAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares of Common Stock with respect to which the SAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares of Common Stock available for the future grant of awards under the Plan.

          The Plan further provides for the granting to officers and key employees of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the "restricted period"). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate. All restrictions affecting the awarded shares lapse in the event of a Change in Control or Potential Change of Control of the Company.

          During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period.

          The Plan also provides for the automatic grant of options to each non-employee director of the Company. Upon the initial public offering of the Company's Common Stock in November 1993, each non-employee director received options to acquire 10,000 shares of Common Stock. According to the Plan, each individual who is subsequently elected to the Board of Directors for the first time also receives, upon such election, an option to acquire 10,000 shares of Common Stock. On the date of each of the next ten annual meetings of the Company's stockholders after such election, each continuing director receives an additional grant of options to acquire 5,000 shares of Common Stock. All such options are granted with an exercise price equal to the Fair Market Value of the Common Stock on the date of grant and will become exercisable in three equal annual installments beginning on the second anniversary of the date of grant. The Board has amended the Plan (the "Amendment"), subject to the approval of the Company's stockholders at this meeting, to permit the Board of Directors or the Compensation Committee to amend any such options after they have been granted and to grant options to members of the Board of Directors on additional or different terms. Pursuant to such Amendment, the Board of Directors has amended the options previously granted to members of the Board of Directors to change the exercise price thereof to $2.50, the closing price of the shares of the Company's Common Stock on February 16, 1999 (the day preceding such action). Prior to such Amendment, Messrs. Gelband, Osborn, Baer, Kelmenson and Segal held 35,000, 35,000, 35,000 15,000 and 10,000 options, respectively, at exercise prices ranging from $13.875 to $3.50.

          The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, to the extent required by Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect any award previously granted, except with the written consent of the grantee. Under the Amendment, shareholder approval will not be required for future plan amendments.

          No awards may be granted under the Plan after May 19, 2008.

Nonstatutory Stock Options

          An optionee generally will not be taxed upon the grant of an NQSO. Rather, at the time of exercise of such NQSO (and in the case of an untimely exercise of an ISO), the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and, in the same amount that the optionee recognizes ordinary income.

          If shares acquired upon exercise of an NQSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee).

Incentive Stock Options

          An optionee will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made by the legal representative of an optionee who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs.

          If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the optionee will, except as noted below, recognize long-term capital gain or loss (if the shares are a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option's exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the optionee.

          If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such shares are transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the shares are a capital asset of the optionee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

          The amount by which the fair market value of the shares on the exercise date of an ISO exceeds the option's exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Internal Revenue Code.

Stock Appreciation Rights

          A grant of stock appreciation rights has no federal income tax consequences at the time of such grant. Upon the exercise of rights, the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. Upon the sale of the Common Stock acquired by the exercise of rights, employees will recognize capital gain or loss (assuming such shares were held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the shares on the date that governs the determination of his ordinary income.

Restricted Stock Awards

          An employee generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue
Code). The Company will be entitled to a deduction at the time when, and in the amount that, the employee recognizes ordinary income. However, an employee may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to the fair market value of such shares at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such employee at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by such employee. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the employee for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

          The Board of Directors recommends that the stockholders vote FOR the proposed amendment to the Plan.

IV.  OTHER MATTERS

          Management does not intend to bring any business before the Annual Meeting other than as set forth above, nor does it know of any business that will be presented by others for action by stockholders at the meeting. However, if any other business shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

          Any stockholder proposal intended to be presented at the 2000 Annual Meeting should be sent to the Secretary of the Company at Tower Air, Hangar 17, JFK International Airport, Jamaica, New York 11430, and must be received on or before January 1, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Due to the complexity of the respective rights of the stockholder and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights.

          The above notice and proxy statement are being sent by order of the Board of Directors.


                                         LOGO


                                   STEPHEN L. GELBAND
                                        Secretary

Jamaica, New York
Dated:   May 12, 1999